SECOND AMENDMENT TO THE
RUBY TUESDAY, INC. STOCK INCENTIVE AND
DEFERRED COMPENSATION PLAN FOR DIRECTORS
(AS AMENDED AND RESTATED AS OF OCTOBER 8, 2008)

THIS SECOND AMENDMENT is made on this 5th day of January, 2012 by Ruby Tuesday, Inc. a corporation duly organized and existing under the laws of the State of Georgia (hereinafter called the “Primary Sponsor”).

WITNESSETH:

WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (the “Plan”) under an amended and restated indenture which became effective as of October 8, 2008 and was subsequently amended by the First Amendment thereto dated July 21, 2011; and

WHEREAS, the Primary Sponsor now wishes to amend the Plan to reduce the aggregate annual award value; to provide the Committee (as defined in the Plan) with the discretion to include specified accelerated vesting events as terms in both newly granted and outstanding Annual Options (as defined in the Plan) and Restricted Stock Awards (as defined in the Plan); and to modify the scheduled vesting dates for Restricted Stock Awards.

NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective with respect to Stock Incentives (as defined in the Plan) granted on and after the date this Second Amendment is approved by the Board of Directors of the Primary Sponsor, as follows:

1.           By deleting Subsection (c) of Section 1.1 in its entirety and by substituting therefor the following:

“(c)           ‘Award Value’ means an amount equal to $80,000, adjusted cumulatively thereafter on an annual basis for inflation based on the twelve months’ percent change in the national Consumer Price Index for all Urban Consumers (CPI-U), US City Average for All Items, not seasonally adjusted, for the fiscal year of the Company ending prior to the date of grant.”

2.           By deleting Subsection (a) of Section 3.2 in its entirety and by substituting therefor the following:

         “(a)           Vesting.  Each Annual Option granted under this Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that no Annual Option shall initially provide a vesting schedule permitting the exercise of any portion of an Annual Option any earlier than on the day immediately preceding the first anniversary of the grant date for that Annual Option, unless the next regularly scheduled annual meeting of  the Company’s stockholders following the grant date falls on a date prior to the first anniversary of the grant date, in which case the Annual Option shall vest on the day immediately prior to such earlier date, provided the Participant remains a member of the Board of Directors as of such date.  Notwithstanding the foregoing, the terms of a Stock Incentive Agreement, or any amendment thereto, may include terms accelerating the time or times at which an Annual

Option, or any portion thereof, may be exercised upon the occurrence of specified events, including, without limitation, upon death, Disability, attainment of age seventy (70), retirement or a Change in Control.  Any portion of an Annual Option that has not become exercisable as of the date the Participant’s service as a director of the Company ceases, that unvested portion of the Annual Option shall be forfeited.

3.           By deleting Section 4.3 in its entirety and by substituting therefor the following:

“4.3           Vesting.  The shares of Stock subject to a Restricted Stock Award shall vest on the day immediately preceding the first anniversary of the grant date for that Restricted Stock Award, unless the next regularly scheduled annual meeting of  the Company’s stockholders following the grant date falls on a date prior to the first anniversary of the grant date, in which case the Restricted Stock Award shall vest on the day immediately prior to such earlier date (in either case, the “Scheduled Vesting Date”), provided the Participant remains a member of the Board of Directors as of the Scheduled Vesting Date.  In the event a Participant ceases to be a member of the Board of Directors prior to the Scheduled Vesting Date of a Restricted Stock Award, all unvested shares under that Restricted Stock Award shall be forfeited.  Notwithstanding the preceding sentence, to the extent determined by the Committee in the applicable Stock Incentive Agreement, or any amendment thereto, all shares of Stock subject to a Restricted Stock Award may become vested prior to the Scheduled Vesting Date on any one or more of the following earlier events:  (a) the Participant’s death or Disability; (b) upon the Participant attaining age seventy (70); (c) retirement; or (d) upon a Change in Control.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Second Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this Second Amendment to be executed on the day and year first above written.

RUBY TUESDAY, INC.

By:      /s/ Samuel E. Beall, III
Samuel E. Beall, III
Chairman of the Board,
Chief Executive Officer and President
ATTEST:

By:         /s/ Scarlett May
Scarlett May
Secretary

[CORPORATE SEAL]